                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE                         CONTACT:    Melissa VanValkenburgh
March 6, 2003                                             (407) 859-7410

                  ROBERT COLLINS NAMED CHIEF EXECUTIVE OFFICER
                           OF ECC INTERNATIONAL CORP.

ORLANDO,  Fla...Robert L. Collins has been named Chief Executive  Officer of ECC
International Corp. (AMEX:ECC).  The announcement was made by General Merrill A.
McPeak, Chairman of the Board of Directors.

Since leaving active duty as a naval aviator from the United States Marine Corps in 1977,  Mr.  Collins has had an extensive  career in several  high  technology companies.  Most recently he was president of Taper-Lok Corp. in Houston, Texas.
Prior to this, he spent seven years with Compaq Computer  Corporation.  His last position with Compaq was the Director of Software Business Development for their
Industry  Standard  Server  Group.  During  a  sixteen  year  career  with  Star
Technologies,  he  served  as  Director  of  Marketing  and  Vice  President  of
International Operations. He gained significant experience in the simulation and
training   market  as  Vice   President  of  the  Graphicon   Division  of  Star
Technologies,  a developer of real time computer image  generation  systems.  At
Graphicon,  he  successfully  grew a  research  organization  into a  profitable performing  entity. Mr. Collins holds a B.A. from the University of Texas and an
MBA from Harvard University.

General  McPeak  said:  "The  Board of  Directors  believes  that  Bob  Collins'
background in the  simulation and training  market and his business  development acumen are excellent  assets for the company.  His primary focus will be to grow
the  business  both  domestically  and  internationally   while  continuing  the
streamlining and cost management  actions initiated by Mr.  Henderson.  The cost structure of the company has been significantly improved under the leadership of
Mr. James Henderson who was appointed  Acting President and CEO in July 2002. On behalf of the Board of Directors,  I wish to extend our  appreciation to him for his accomplishments  during this interim period. He will continue to be involved in the future of ECC as a member of the Board of Directors."

Mr. Collins stated: "Jim Henderson has done a terrific job preparing ECC for the growth  and  prosperity  that is  consistent  with  the  expectations  of  ECC's investors.  We are poised to capture our disproportionate  share of training and simulation  spending.  Our existing programs have considerable  future potential and we anticipate  leveraging  ECC's  historical  capabilities  and talented and energetic professionals to build the business. I am truly excited and honored to be a part of this excellent team.

                           __________________________

ECC International Corp., is a leader in the design, development, manufacture and support of training  devices and simulators for the U.S. Armed Forces in support of individual,  crew, team and higher level collective training in both operator and maintainer skills and tasks. The company also has provided military training devices for more than 25 countries.

                           __________________________

Statements in this press release regarding future plans, events, performance and profitability levels are forward-looking statements and are subject to risks and uncertainties  that  could  cause  actual  results  to  differ  materially.  The following are  important  factors,  among  others,  that should be considered in evaluating any forward-looking  statements:  the company's actual revenue, sales order levels,  overhead rates,  expense  levels,  and audit  adjustments  during future quarters,  general economic  conditions,  the level of government funding for  defense  programs,  cancellation  of weapons  programs,  delays in contract awards,  the  introduction  of new  products  by and  pricing  practices  of the company's competitors,  and other risks identified in the company's SEC filings.
Actual results may differ materially.